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                                                                     EXHIBIT 4.1


                   STOCK ASSIGNMENT AND ASSUMPTION AGREEMENT
                   -----------------------------------------

     This Stock Assignment and Assumption Agreement ("Assignment Agreement") is entered into this 13th day of December 1996, by and among PB Capital Partners, L.P., a Delaware limited partnership ("Assignor"), The Union Labor Life Insurance Company Separate Account P ("Assignee") and Perini Corporation ("Seller").

     WHEREAS, Assignor is a party to a Stock Purchase and Sale Agreement by and among Assignor, Seller, and Richard C. Blum & Associates, L.P., dated July 24, 1996, together with all exhibits and schedules thereto and all amendments and modifications thereof (collectively referred to as the "Stock Purchase Agreement"), pursuant to which Assignor agreed to purchase 150,150 shares of newly issued Series B Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), of Seller for $30,030,000;

     WHEREAS, Assignor wishes to assign to Assignee, and Assignee wishes to accept assignment from Assignor, (i) all of Assignor's rights and obligations under the Stock Purchase Agreement to purchase from Seller at least 32,500 shares but not more than 37,500 shares of Series B Preferred Stock of Seller, and (ii) all other rights, remedies, and obligations of Assignor under the Stock Purchase Agreement with respect to the Assigned Shares (defined below);

     WHEREAS, the precise number of shares of Series B Preferred Stock (which such number shall be at least 32,500 but not more than 37,500) which the Assignee has the rights and obligation to purchase under the Stock Purchase Agreement and this Assignment (the "Assigned Shares") shall be specified in writing by Assignor at least seven (7) days prior to the Closing (as defined in the Stock Purchase Agreement);

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each of the parties agrees as follows:

     1.   Assignment and Assumption.
          -------------------------

     (a) Upon the terms and subject to the conditions appearing herein, the Assignor hereby transfers, assigns and delegates to the Assignee all of Assignor's rights, title, interest, remedies, duties and obligations relating to the purchase of the Assigned Shares under the Stock Purchase Agreement (collectively, the "Assigned Rights").

     (b) Upon the terms and subject to the conditions appearing herein, on the basis of the representations, warranties and covenants of Seller in the Stock Purchase Agreement, Assignee hereby accepts the foregoing assignment and delegation and, in addition, expressly assumes and agrees to keep, perform and fulfill all of the terms, covenants, conditions, duties and obligations

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insofar as they relate to the Assignee's purchase of the Assigned Shares of the
Series B Preferred Stock which are required to be kept, performed and fulfilled by the Assignor pursuant to the Stock Purchase Agreement from and after the date of this Assignment. Assignor represents and warrants that it has delivered to Assignee a true and complete copy of the Stock Purchase Agreement.

     (c) Assignor, Assignee and Seller hereby agree as follows:

          (1) All obligations of Assignor and Assignee under the Stock Purchase Agreement shall be several, and Assignee and Assignor shall not be jointly obligated in any respect.

          (2) All covenants, duties, obligations and liabilities of Assignee arising under the Stock Purchase Agreement as a result of this Agreement shall be limited to the covenants, duties, obligations and liabilities that relate to the Assigned Shares. Without limiting the generality of the immediately preceding sentence, neither Assignee nor Assignor shall have any responsibility for any breach or default, or failure in performance, of the other under the Stock Purchase Agreement.

          (3) Except as hereinafter provided, wherever in the Stock Purchase Agreement there is any reference to "Purchaser", as defined in the Stock Purchase Agreement, that reference shall mean and refer to each of "Purchaser" and "The Union Labor Life Insurance Company Separate Account P." Without limiting the generality of the foregoing, (i) all obligations of Seller to Purchaser, including, without limitation, those arising under the representations, warranties and covenants of Seller in, or as provided for under, the Stock Purchase Agreement, shall be to each of Assignor and Assignee,
(ii) all approvals, agreements, consents and waivers of Purchaser under the Stock Purchase Agreement must be given by each of Assignor and Assignee, (iii) all disclosures that Seller is required to make to Purchaser under the Stock Purchase Agreement or applicable law and all information that Seller must provide to Purchaser must be made and provided to Assignor and Assignee, and
(iv) the Stock Purchase Agreement may not be amended or modified without the written consent of each of Assignor and Assignee.

          (4) Assignee's representations and warranties under Section 2 of this Agreement shall be substituted for any representation and warranties of Assignee under Article VI of the Stock Purchase Agreement; and Assignee hereby makes such representations and warranties appearing in such Section 2 to Seller as well as Assignor.

          (5) If Seller requires that Assignee provide an opinion of counsel to Seller under Section 4.8 of the Stock Purchase Agreement, Assignee may deliver an opinion of Paul, Hastings, Janofsky & Walker, LLP, special counsel to Assignee, which opinion shall cover such matters as may be reasonably requested by Seller.

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          (6) Assignee shall become a party to the Registration Rights Agreement referred to in Section 3.11 of the Stock Purchase Agreement, upon terms reasonably satisfactory to Assignee.

          (7) Assignee shall not become a party to the Voting Agreement referred to in Section 3.12 of the Stock Purchase Agreement.

          (8) Assignee has no authority to designate, and in fact has not designated, any person to serve a director of Seller or to serve on the Executive Committee of Seller.

          (9) Seller shall take reasonable measures to establish procedures to deal with, and minimize the effects of, conflicts of interest of directors and officers of Seller and shall from time to time provide Assignee with such information with respect to such procedures and their application to specific circumstances as Assignee may reasonably request.

          (10) All notices to Assignee under the Stock Purchase Agreement shall be given in the manner provided in Section 14.1 thereof and to Assignee as follows:

     If to Assignee:

               The Union Labor Life Insurance Company
               Separate Account P
               111 Massachusetts Avenue, N.W.
               Washington, D.C.  20001
               Attention:  Michael P. Steed
               Facsimile:  202-682-7970

     With a copy to:

               Paul, Hastings, Janofsky & Walker, LLP
               555 South Flower Street
               23rd Floor
               Los Angeles, CA  90071
               Attention:  Alan J. Barton
               Facsimile   213-627-0705

          (11) Assignee's obligation to purchase the Assigned Shares shall be conditioned upon Assignor's representations and warranties in Section 3(d) hereof being true and correct as of the Closing Date.

          (12) The Stock Purchase Agreement is hereby amended to incorporate the foregoing provisions of his Section 1(c) to the extent necessary to give effect to such provisions and to avoid any inconsistency between such provisions and the Stock Purchase Agreement.

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     2.   Further Representations and Warranties of Assignee.  In addition to
          --------------------------------------------------
Assignee's assumption of the obligations under the Stock Purchase Agreement, the Assignee hereby represents and warrants to, and agrees with, Assignor (which representations and warranties shall be true and complete on the date hereof and on the Closing Date, as defined in the Stock Purchase Agreement) as follows:

          (a) The Assignee has the full corporate power and authority to execute, deliver and perform its obligations under this Assignment Agreement and the Stock Purchase Agreement as they relate to the purchase of the Assigned Shares of Series B Preferred Stock. The Assignee has taken all action required by law, its charter, its by-laws or otherwise required to be taken by it to authorize the execution and delivery of this Assignment Agreement and the consummation of the transactions contemplated to be performed by it under the Assignment Agreement and the Stock Purchase Agreement.

          (b) The execution, delivery and performance of this Agreement by Assignee (a) has been duly approved by all required corporate action, (b) will not violate, conflict with, result in a breach of or constitute a default (with or without notice or passage of time, or both) under (i) the articles of incorporation, charter, or by-laws or any governing document of the Assignee, (ii) any indenture, agreement or other instrument to which Assignee is a party or by which any of its property may be bound, (iii) any judgment, order, decree, award or ruling, or (iv) any federal, state or local law, rule or regulation. No consent, authorization or approval of, or declaration, filing or registration with, or exemption by, any governmental or regulatory authority is required to be obtained by Assignee in connection with the execution and delivery of, and the performance by the Assignee of its obligations under, this Assignment Agreement or Stock Purchase Agreement or the consummation by the Assignee of the transactions to be performed by it as contemplated hereby and thereby.

          (c) The Assignee (a) has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Series B Preferred Stock, (b) fully understands the nature, scope and duration of the limitations on transfer contained in the Stock Purchase Agreement, (c) can bear the economic risk of an investment in the Series B Preferred Stock and can afford a complete loss of such investment, (d) has determined that the Series B Preferred Stock is a suitable investment for the Assignee, and (e) is purchasing the Series B Preferred Stock for investment purposes and not with a view to, or for a sale in connection with, any public distribution in violation of the Securities Act of 1933 (the "Act"). The Assignee acknowledges (x) that it

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               has received copies of the documents filed by Seller with the
               Securities and Exchange Commission (the "SEC Documents") filed with the SEC since January 1, 1996, and a copy of the private placement memorandum prepared by the Assignor for investors in limited partnership interests of the Assignor, and (y) that it has read the documents described in clause (x).

          (d) There is no claim, suit, action, proceeding or investigation (whether in law or equity, before or by any government entity or before any arbitrator) pending or, to the knowledge of the Assignee, threatened against the Assignee, the outcome of which would in any manner impair the ability of the Assignee to perform its obligations under the Assignment Agreement or the Stock Purchase Agreement.

          (e) The Assignee has not entered into, nor will enter into, during the term of the Assignment Agreement or the Stock Purchase Agreement, any agreement or understanding with any person or entity that will result in the obligation of the Seller or Assignor to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated in the Assignment Agreement or Stock Purchase Agreement.

          (f) The Assignee is financially capable and has, or will have at the time of purchasing the Series B Preferred Stock, sufficient cash and other resources available to complete the transactions contemplated by the Assignment Agreement and Stock Purchase Agreement.

          (g) The Assignee understands that the Series B Preferred Stock has not been registered under the Act or under the securities laws of any state, and, therefore cannot be transferred, resold, pledged, hypothecated, assigned, or otherwise disposed of unless it is subsequently registered or qualified under the Act and under applicable state securities laws, or an exemption from registration and/or qualification is available. The Assignee will not sell or otherwise transfer any of the Series B Preferred Stock without registration under the Act or pursuant to an exemption therefrom, and understands and agrees that, except as provided in the Registration Rights Agreement, the Assignor is not obliged to register or qualify the Series B Preferred Stock on behalf of the Assignee, or in assisting the Assignee with complying with any exemption from such registration or qualification.

          (h) If the Assignee is a corporation, partnership, trust employee benefit plan, individual retirement account, Keogh plan, or other tax-exempt entity,

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               such Assignee is authorized and qualified to enter into the
               Agreement and invest in securities such as the Series B Preferred Stock.

          (i) If the Assignee holds assets from employee benefit plans (the "Plans"), the Assignee represents and warrants that: (i) it is a fiduciary of the Plans; (ii) the Assignee understands the nature of the investment in the Series B Preferred Stock; and (iii) the Assignee has given appropriate consideration to the investment in the Series B Preferred Stock.

          (j) The Assignee is an "accredited investor" as that term is defined under the Securities Act of 1933 and Regulation D promulgated and pursuant thereto.

     3.   Representations and Warranties of Assignor.  In connection with the
          ------------------------------------------
Assignee's decision to purchase Series B Preferred Stock and Seller's decision to permit such assignment, the Assignor hereby acknowledges, represents and warrants, and agrees with the Assignee and, as to Section 3(d) only, with Seller (which representations and warranties shall be true and complete on the date hereof and on the Closing Date, as defined in the Stock Purchase Agreement) as follows:

          (a) The Assignor is a limited partnership duly formed, validly existing and in good standing under the Delaware Revised Limited Partnership Act (the "Partnership Act") and has the partnership power and authority to execute, deliver, and perform its obligations under this Agreement and own its properties and carry on its business. The General Partner of the Assignor is Richard C. Blum & Associates, L.P., a validly existing limited partnership in good standing under the California Revised Limited Partnership Act. The General Partner has the partnership power and authority to execute and deliver this Agreement and perform the obligations hereunder.

          (b) There is no claim, suit, action, proceeding or investigation (whether in law or equity, before or by any government entity or before any arbitrator) pending or, to the knowledge of the Assignor, threatened against the Assignor, the outcome of which would in any manner impair the ability of the Assignor to perform its obligations under the Assignment Agreement or the Stock Purchase Agreement.

          (c) The execution, delivery and performance of this Agreement by Assignor (a) has been duly approved by all required partner action, (b) will not violate, conflict with, result in a breach of or constitute a default (with or without notice or passage of time, or both) under (i) the partnership agreement governing Assignor, (ii) the Stock Purchase Agreement, (iii)

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              any indenture, agreement or other instrument to which Assignor is a party or by which any of its property may be bound, (iv) any judgment, order, decree, award or ruling or (v) any federal, state or local law, rule or regulation. No consent, authorization or approval of, or declaration, filing or registration with, or exemption by, any governmental or regulatory authority is required to be obtained by Assignor in connection with the execution and delivery of, and the performance by the Assignor of its obligations under, this Assignment Agreement or Stock Purchase Agreement or the consummation by the Assignor of the transactions to be performed by it as contemplated hereby and thereby.

          (d) The Assigned Rights (i) constitute the valid and enforceable right to purchase the Assigned Shares from Seller under and in accordance with the Stock Purchase Agreement, free and clear or all liens, encumbrances charges and restrictions (other than the restrictions appearing in this Agreement, the Stock Purchase Agreement, and those imposed by the Act), and (ii) are being transferred and assigned to Assignor free and clear of all liens, encumbrances, charges and restrictions (other than the restrictions appearing in this Agreement, the Stock Purchase Agreement, and those imposed by the Act).

          (e) To the Assignor's actual knowledge, (i) the representations and warranties of Seller in Article V in and under the Stock Purchase Agreement are true and correct, (ii) Seller is not in material breach or default of its obligations under the Stock Purchase Agreement, and (iii) there is no fact presently known to it that would cause Assignor not to consummate the transactions contemplated in the Stock Purchase Agreement. At the same time, Assignee acknowledges and is aware of the poor financial condition of the Seller, the risks involved in investing in a company in poor financial condition, and the possibility that Seller is in worse financial condition than Assignor in good faith believes it to be.

     4.   Modification.  This Assignment Agreement shall not be modified,
          ------------
discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     5.   Notices.  Any notice, demand or other communication that any party
          -------
hereto may give to anyone interested hereunder shall be sufficiently given if given in the manner provided in Section 14.1 of the Stock Purchase Agreement; to Assignor as specified in such Section 14.1; and to Assignee as specified in
Section 1(c)(12) of this Agreement.

     6.   Binding Effect.  Upon execution by both of the parties hereto, this
          --------------
Assignment Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors,

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administrators, successors and legal representatives, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity and except to the extent that rights to indemnity and contribution may be limited by federal or state securities laws or policies underlying such laws.

     7.   Entire Agreement.  This Assignment Agreement, together with the Stock
          ----------------
Purchase Agreement, the Registration Rights Agreement, the Certificate of Vote of Directors with respect to the Series B Preferred Stock and the Shareholders' Agreement constitute the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

     8.   Assignability.  This Assignment Agreement is not transferable or
          -------------
assignable by any party hereto.

     9.   Applicable Law.  This Assignment Agreement shall be governed by and
          --------------
construed in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

     10.  Counterparts.  This Assignment Agreement may be executed through the
          ------------
use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.


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     IN WITNESS WHEREOF, the parties hereto have entered into this Assignment
Agreement as of the date first written above.


THE UNION LABOR LIFE INSURANCE
COMPANY, SEPARATE ACCOUNT P



By:  _________________________
     Michael R. Steed
     Senior Vice President

PB CAPITAL PARTNERS,  L.P.

By: Richard C. Blum & Associates, L.P.

          By:  Richard C. Blum & Associates, Inc.

               By: _________________________________
                    Marc Scholvinck, Chief Financial
                    Officer and Managing Director


PERINI CORPORATION



By: __________________________


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